Exhibit 99.1

For Release    Immediate


Contacts       (News Media) Jim Rosensteele, SVP, Marketing
                   Communications 317.817.4418
               (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893



                Conseco Files Amendment to Registration Statement

Carmel, Ind., April 15, 2004: Conseco, Inc. (NYSE:CNO) today announced that it has filed an amendment to its registration statement on Form S-1, initially filed on January 29, 2004, increasing the size of the proposed offerings to approximately $1,000,000,000 of common stock and $500,000,000 of mandatorily convertible preferred stock, in each case exclusive of the underwriters' overallotment option.

The registration statement has not yet become effective. These securities may not be sold nor may any offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

When available, copies of the preliminary prospectuses may be obtained from Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attn:
Prospectus Department.

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